UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 15, 2014

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 15, 2014, CytoSorbents Corporation, a Delaware corporation (the "Company"), issued a press release announcing the entry into an exclusive Distribution Agreement (“Distribution Agreement”) with Fresenius Medical Care Deutschland GmbH (“Fresenius”), an operating division of Fresenius Medical Care AG & CO KGaA. Although the Distribution Agreement marks a continuation of the Company’s long-term distribution strategy, the Company does not deem it material to the Company at this time, but it may become material at some time in the future. In accordance with the disclosure rules of the Securities and Exchange Commission, when such agreement becomes material to the Company, the Company shall appropriately disclose the terms and conditions of such agreement and file such agreement (with confidential treatment requested).

Under the terms of the Distribution Agreement, Fresenius was granted exclusive rights to distribute the Company’s CytoSorb product and other blood purification products (the “Products”) for critical care medicine and intensive care unit applications in France, Poland, Sweden, Denmark, Norway, and Finland (collectively, the “Territory”). Fresenius’s exclusivity is subject to Fresenius achieving certain annual minimum guaranteed orders of the Products. If Fresenius does not achieve the annual minimum guaranteed orders, then the Company may terminate the Distribution Agreement or change the exclusive rights granted to non-exclusive rights. Fresenius is obligated to register the Products with the appropriate governmental agencies for marketing approval in the Territory within six (6) months. Pricing is generally fixed for the term of the Distribution Agreement, but Fresenius is able to achieve volume discounts on pricing. The parties agree to negotiate, in good faith, an increase in the purchase price of the Products in the event the average selling price to customers increases or, on the other hand, if the costs of production for the Products decreases, a reduction in the purchase price.

The Distribution Agreement expires upon the third anniversary of the first Product registration in the Territory, but, in any event, no later than June 15, 2018, and is subject to renewal or renegotiation with mutual agreement at that time. During the term of the Distribution Agreement and for a period of one (1) year afterwards, Fresenius has agreed not to compete with the Company regarding the production or distribution of a competitive product in the Territory.

A copy of the press release announcing the entry into the Distribution Agreement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2014	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer